Loan No. 9259535-0109

AMENDMENT TO AMENDED AND RESTATED LINE OF CREDIT AGREEMENT

This First Amendment to Amended and Restated Line of Credit Agreement ("**Amendment**") is dated and made effective as of May 12, 2009 between **LIMONEIRA COMPANY**, a Delaware corporation (the "**Borrower**") and **RABOBANK, N.A.**, a national banking association (the "**Bank**"). Borrower and Bank agree as follows:

PRELIMINARY STATEMENT. Borrower and Bank have entered into that certain Amended and Restated Line of Credit Agreement dated as of December 15, 2008, (that credit agreement as amended herein and by any and all other modifications or amendments thereto is hereinafter referred to as the "**Credit Agreement**"; the terms defined in the Credit Agreement are used herein as therein defined). Borrower and Bank wish to amend the Credit Agreement.

NOW, THEREFORE, Borrower and Bank agree as follows:

Section 1.01 Amendment to Section 2.06(a) of the Credit Agreement. **Section 2.06(a)** of the Credit Agreement is hereby amended in its entirety as follows:

(a) Prior to May 15, 2009, the Borrower shall provide Lender with additional real estate as Collateral (the "Additional Real Estate") and Borrower shall satisfy all of the following in relation to the Additional Real Estate:

(i) Borrower shall provide Lender an executed amendment to the deed of trust in form and substance acceptable to Lender (the "Deed of Trust Amendment");

(ii) Borrower shall provide a CLTA lender's title insurance policy effective as of a date no earlier than the date and time of recording of the Deed of Trust Amendment, which insures the priority Lien position in favor of Lender and includes any endorsements as may be required by Lender (the "Additional Title Policy");

(iii) Borrower shall have completed an environmental questionnaire for the Additional Real Estate;

(iv) Borrower shall provide Lender evidence of a source of water on the Additional Real Estate sufficient for Borrower's operations;

(v) Lender shall have received an appraisal of the Additional Real Estate at the expense of the Borrower and in form and substance satisfactory to Lender in Lender's sole discretion;

(vi) Borrower shall provide Lender evidence of insurance coverage on the Additional Real Estate, as required by this Agreement or any other Loan Document;

(vii) Borrower shall provide Lender evidence that all required licenses, permits or other documentation from any Governmental Authority for the Borrower's operations and business on the Additional Real Estate have been received; and

(viii) Borrower shall provide Lender with any other evidence or documentation related to the Additional Real Estate as Lender may reasonably require.

Section 1.02 Amendment to Section 2.06(b) of the Credit Agreement. **Section 2.06(b)** of the Credit Agreement is hereby amended in its entirety as follows:

(b) On May 15, 2009, Lender shall reduce the Line of Credit Maximum Amount to the greater of (i) $69,900,000.00 or (ii) $6?,900,000.00 plus 60% of the appraised value of any

Additional Real Estate that has satisfied all of the terms and conditions of Section 2.06(a); provided, however, that at no time shall the Line of Credit Maximum Amount exceed $80,000,000.00. Borrower shall be required to make any mandatory repayments required by Section 2.05 as a result of any reduction in the Line of Credit Maximum Amount. Once reduced in accordance with this Section 2.06, the Line of Credit Maximum Amount may not be increased.

Section 1.03 Effectiveness. This Amendment shall become effective when and only when Bank shall have received (a) counterparts of this Amendment duly executed by Borrower; (b) payment by Borrower for all outstanding legal fees and costs, including any fees or costs set forth in Section 1.08 below; and (c) such other documents, actions or assurances as Bank may reasonably request.

Section 1.04 Representations and Warranties of Borrower.

(a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of California.

(b) The execution, delivery and performance by Borrower of this Amendment and the Credit Agreement, as amended hereby, are within Borrower's powers, have been duly authorized by all necessary company action and do not contravene Borrower's articles of incorporation or bylaws, or any law or any contractual restriction binding on or affecting Borrower, or result in, or require, the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of the properties.

(c) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower of this Amendment or the Credit Agreement, as amended hereby.

(d) This Amendment and the Credit Agreement, as amended hereby, constitute, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

(e) No event listed in Section 12.01 of the Credit Agreement has occurred and is continuing.

Section 1.05 Reference to and Effect on the Credit Agreement.

(a) On and after the date hereof, each reference in the Credit Agreement to "this Agreement", "hereunder" "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

(b) Except as specifically amended by any prior amendments, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Bank under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

Section 1.06 Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

Section 1.07 Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws (without giving effect to the conflicts of laws principles thereof) of the State of California.

Section 1.08 Expenses. Borrower shall pay on demand all costs and expenses incurred by Bank in connection with the preparation, execution, delivery, filing, and administration of this Amendment

(including, without limitation, Legal Fees incurred in connection with the preparation of this Amendment and advising Bank as to its rights, and the cost of any credit verification reports or field examinations of Borrower's properties or books and records). Borrower's obligations to Bank under this Section shall survive termination of this Agreement and repayment of Borrower's obligations to Bank under the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

BORROWER

LIMONEIRA COMPANY, a Delaware corporation

By: ______________________
Harold S. Edwards, President and Chief Executive Officer

By: ______________________
Don Delmatoff, Vice President of Finance and Administration and Chief Financial Officer

BANK:

RABOBANK, N.A., a national banking association

By: ______________________
Name: Stephen N. Shansky
Title: Senior Vice President